Exhibit 23.9

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-50673 of Host America Corporation of our report dated January 29, 2004 (relating to the financial statements of GlobalNet Energy Investors, Inc. presented separately herein) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ CARLIN, CHARRON & ROSEN, LLP

Glastonbury, Connecticut
July 20, 2004